UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 29, 2026

OpenWorld, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39332	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 International Parkway, Fifth Floor, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(585) 736-9400

VerifyMe, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OPNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by OpenWorld, Inc. (f/k/a VerifyMe, Inc.) (the “Company”) with the U.S. Securities and Exchange Commission on September 30, 2026 (the “Original 8-K”). This Amendment is being filed solely to correct certain inadvertent errors in the Introductory Note of the Original 8-K. Specifically, the Original 8-K incorrectly stated (i) that holders of equity interests in Legacy OpenWorld were issued 11,621,124 shares of common stock, when the correct amount that holders of equity interests in Legacy OpenWorld were issued was 11,686,124 shares of common stock, and (ii) that certain business partners and consultants Legacy OpenWorld was contractually obligated to issue warrants upon the Combined Company’s successful listing on Nasdaq were issued warrants exercisable for an aggregate of 100,000 shares of common stock, when the correct amount that certain business partners and consultants Legacy OpenWorld was contractually obligated to issue warrants upon the Combined Company’s successful listing on Nasdaq were issued warrants exercisable for an aggregate of 300,000 shares of common stock. No other changes are being made to the Original 8-K.

Introductory Note

As previously disclosed, on February 11, 2026, VerifyMe, Inc., a Nevada corporation (the “Company,” “we” or “us”) entered into an Agreement and Plan of Merger (as subsequently amended, the “Merger Agreement”) with VRME Subsidiary Corp., a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Open World Ltd., a Cayman Islands exempted company (“Legacy OpenWorld”).

On September 30, 2026, in accordance with the terms of the Merger Agreement, among other things, Merger Sub merged with and into Legacy OpenWorld, with Legacy OpenWorld surviving the merger as a wholly owned direct subsidiary of VerifyMe (the “Merger”). The Merger closed and became effective at 11:00 a.m., Eastern Time, on September 30, 2026 (the “Effective Time”), at which time our business became primarily the business conducted by Legacy OpenWorld. We are now a technology-powered digital assets and blockchain innovation company that co-architects and takes principal positions in enterprise blockchain initiatives alongside sovereign governments, institutional partners, and major enterprises. In connection with the completion of the Merger, we changed our name from “VerifyMe, Inc.” to “OpenWorld, Inc.” by filing a Certificate of Amendment to our Amended and Restated Articles of Incorporation, as amended, with the Nevada Secretary of State on September 29, 2026, which will be effective October 1, 2026.

The Company prior to the consummation of the Merger is referred to in this Current Report on Form 8-K (this “Report”) as “VerifyMe” and, following the consummation of the Merger, is referred to in this Report as the “Combined Company.” All references in this Report to the “Board” refer to the board of directors of VerifyMe, prior to the consummation of the Merger, or the Combined Company, following the consummation of the Merger, as applicable.

As previously reported, on September 29, 2026, prior to the effective time of the Merger, VerifyMe effected a one-for-ten (1:10) reverse stock split of its common stock (the “Reverse Stock Split”). Unless noted otherwise, all references to share and per share amounts in this Report reflect the Reverse Stock Split.

The stockholders of VerifyMe previously voted to approve the issuance of the shares of VerifyMe common stock to Legacy OpenWorld securityholders, and any associated change of control therewith, at an annual meeting of stockholders held on September 24, 2026.

At the effective time of the Merger, each outstanding ordinary share of Legacy OpenWorld was converted into a share of VerifyMe common stock at a ratio of 1:77.27. As a result of the Merger and the issuance of the merger consideration, immediately upon the effective time of the Merger: (i) holders of equity interests in Legacy OpenWorld were issued 11,686,124 shares of common stock, held options assumed by the Combined Company exercisable for an additional 2,096,093 shares of common stock, and owned approximately 85.48% of the fully diluted equity of the Combined Company; (ii) certain business partners and consultants Legacy OpenWorld was contractually obligated to issue warrants upon the Combined Company’s successful listing on Nasdaq were issued warrants exercisable for an aggregate of 300,000 shares of common stock; (iii) Maxim Partners LLC, who served as financial advisor to Legacy OpenWorld, was issued 361,082 shares of common stock and owned approximately 2.25% of the fully diluted equity of the Combined Company; and (iv) holders of equity interests in VerifyMe continued to hold 1,425,154 shares of common stock, equity interest convertible into an aggregate of 179,657 share of common stock, and owned approximately 10% of the fully diluted equity of the Combined Company. Immediately after giving effect to the Merger, there were approximately 13,407,360 shares of Combined Company common stock issued and outstanding with an aggregate of 16,048,110 shares issuable on a fully diluted basis. These numbers includes shares of common stock that we issued upon vesting and settlement of certain outstanding VerifyMe equity awards at the effective time of the Merger.

We registered the issuance of our common stock to Legacy OpenWorld securityholders in the Merger on a Registration Statement on Form S-4, as amended, filed with the Securities and Exchange Commission (the “SEC”) (File No. 333-295079) (the “Registration Statement”).

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In addition, upon closing of the Merger, we assumed each outstanding option for Legacy OpenWorld ordinary shares, whether vested or unvested, which automatically converted into an option to purchase shares of our common stock (the “Assumed Options”). Each Assumed Option will continue to be subject to substantially the same terms and conditions that applied to such option before the effective time of the Merger, except that (i) the number of shares of our common stock issuable under the Assumed Options shall equal the product of (x) the number of shares underlying the option immediately prior to the effective time multiplied by (y) the exchange ratio (rounded down to the nearest whole share), (ii) the exercise price per share of such Assumed Option shall equal the quotient obtained by dividing (x) the exercise price of such option immediately prior to the effective time by (y) the exchange ratio (rounded up to the nearest whole cent), and (iii) each Assumed Option shall be governed by the VerifyMe, Inc. 2020 Equity Incentive Plan.

Effective October 1, 2026, our common stock will begin to trade on The Nasdaq Capital Market on a post-Merger basis under the ticker symbol “OPNW,” represented by the CUSIP number 92346X305.

In addition, the Combined Company Board approved transfer restrictions on post-merger shares (the “Restricted Shares”) issued to Legacy OpenWorld ordinary shareholders (the “Restricted Holders”) based on market standoff and similar transfer restrictions contained in the Legacy OpenWorld restricted share subscription agreements between OpenWorld and the Restricted Holders. Under these transfer restrictions the Restricted Holders will be restricted from selling the Restricted Shares they received in the Merger, representing approximately an aggregate of 76% of the post-Merger shares outstanding, until the shares have been released from the restriction according to the following schedule: 10% on September 30, 2026; 25% on Day 60; 40% on Day 90; 60% on Day 120; 80% on Day 150 and 100% on Day 180 following the closing of the Merger. In addition, the Board or a committee of disinterested directors may, in its discretion, accelerate the release of some or all of the then-remaining Restricted Shares beginning on Day 60 following the closing of the Merger, if the Daily VWAP of the company’s common stock equals or exceeds 120% of the Company’s closing stock price on October 1, 2026, for at least 20 trading days during any period of 30 consecutive trading days; provided that any such acceleration shall apply on the same percentage, effective date and material terms to all similarly situated Restricted Holders.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement and amendments, copies of which are filed hereto as Exhibit 2.1, Exhibit 2.2, Exhibit 2.3, and Exhibit 2.4, and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the “Introductory Note” above regarding the Merger and the information set forth in Item 5.02 of this Report regarding the Board and executive officers following the Merger are incorporated by reference into this Item 5.01.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OpenWorld, Inc.

Date: October 2, 2026	/s/ Jennifer Cola
	Name:	Jennifer Cola
	Title:	Chief Financial Officer